Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner, (269) 961-3799

Kellogg Company Reports Strong First Quarter 2023 Results, Raises Full-Year Financial Outlook
BATTLE CREEK, Mich. - May 4, 2023 - Kellogg Company (NYSE: K) today announced first quarter 2023 results and raised its full-year sales and profit guidance.
Highlights:

•The Company sustained strong top-line momentum, with net sales growth across each of its Regions contributing to another quarter of double-digit growth for the Company.

•Growth in gross profit, supported by productivity, revenue growth management, and improving service levels, reflected better-than-expected progress toward recovering profit margins.

•Reflecting the strong start to the year, the Company raised its guidance for organic-basis growth in net sales, and for currency-neutral, adjusted-basis operating profit and earnings per share.

•The Company continues to work towards its planned separation of its North America cereal business, which is expected to be completed during the fourth quarter.

"We're very pleased to get off to such a strong start to the year," said Steve Cahillane, Kellogg Company's Chairman and Chief Executive Officer. "We continue to grow net sales organically above our long-term targets, and this growth spans across our Regions and our category groups. We also continue to make progress toward recovering our profit margins."

Mr. Cahillane added, "These better-than-expected results and raised full-year outlook indicate a strong attention to business delivery, even as we execute the transformational separation of Kellogg Company into two, more focused companies: The global, snacking-oriented Kellanova, and our North America cereal business, WK Kellogg Co. That we are advancing toward the spin-off while sustaining business momentum is a credit to the dedication and talent of our employees."

Financial Summary:	Quarter ended
(millions, except per share data)	April 1, 2023	April 2, 2022	% Change
Reported Net Sales	$4,053	$3,672	10.4%
Organic Net Sales *	$4,176	$3,672	13.7%

Reported Operating Profit	$440	$517	(14.9)%
Adjusted Operating Profit *	$549	$476	15.4%
Currency-Neutral Adjusted Operating Profit *	$560	$476	17.7%

Reported Diluted Earnings Per Share	$0.86	$1.23	(30.1)%
Adjusted Diluted Earnings Per Share *	$1.10	$1.10	—%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.13	$1.10	2.7%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
First Quarter Consolidated Results
    Kellogg’s first quarter 2023 GAAP (or "reported") net sales increased by 10% year on year, reflecting positive price/mix, and led by sustained momentum in snacks and noodles, as well as a continued rebound in North America cereal. These factors more than offset the impacts of price elasticity, halted shipments into Russia, and adverse currency translation. On an organic basis, which excludes the impact of currency, the Company's net sales increased by 14%.

Reported operating profit in the first quarter decreased 15% year on year, reflecting a negative year-on-year swing in mark-to-market impacts and incremental up-front costs related to the pending separation, which more than offset the benefit of higher net sales. On an adjusted basis, which excludes such mark-to-market and one-time charges, operating profit increased by 15%, and excluding currency translation, it increased by 18%.

Reported earnings per share in the first quarter decreased by 30% year on year, reflecting the negative year-on-year swing in mark-to-market impacts and incremental up-front costs related to the pending separation, as well as lower pension income, higher interest expense, and adverse foreign currency translation. On an adjusted basis, which excludes one-time items, earnings per share were even with the prior year, and excluding currency translation, adjusted earnings per share increased by 3%.

Year-to-date net cash provided by operating activities was $276 million, representing a decrease from the year-earlier period's $327 million, due to timing of payables, up-front costs related to the planned separation, and lapping of a notably strong year-earlier period. Capital expenditure of $203 million was higher than the prior year, reflecting timing of investment. Cash flow, defined as net cash provided by operating activities less capital expenditure, was $73 million through the first three months of the year.

First Quarter Business Performance

Please refer to the segment tables in the back of this document.
     In the first quarter of 2023, the Company sustained strong net sales growth across each of its four Regions, reflecting inflation-driven price realization and led by snacks globally, noodles in Africa, and recovery in North America cereal. With supply bottlenecks and shortages beginning to moderate, the Company was able to improve its service levels and mitigate inefficiencies. Coupled with productivity initiatives and revenue growth management actions intended to cover high input-cost inflation, this has led to earlier progress toward recovering profit margins. The result was better operating profit than expected, prompting management to raise its full year outlook. Meanwhile, the Company continues to make progress toward the spin-off of its North America cereal business, which is expected to be completed during the fourth quarter.

Kellogg North America’s reported net sales in the first quarter increased by 13% year on year, driven by inflation-driven price realization and a mix shift toward snacks, and featuring sustained momentum in snacks and continued recovery in North America cereal. On an organic basis, net sales increased by 14% year on year. Kellogg North America's reported operating profit increased by 8% year on year, as growth in net sales and the lapping of residual fire and strike costs in the year-ago period more than offset the impact of high input-cost inflation and other supply pressures, up-front costs related to the pending separation, and higher brand-building investment. On an adjusted and currency-neutral adjusted basis, which exclude one-time charges, operating profit increased by 21%.

Kellogg Europe's reported net sales increased 3% year on year in the first quarter, as price/mix growth and momentum in snacks more than offset the impacts of adverse foreign currency translation and the suspension of shipments into Russia. On an organic basis, which excludes the impact of foreign currency translation, net sales increased 8%. Kellogg Europe’s reported operating profit decreased by 6% year on year, due to the lapping of exceptionally strong year-earlier growth and to significantly adverse foreign currency translation, as well as high input costs. On an adjusted basis, operating profit decreased by 6%, and excluding currency it decreased by 1%.

Kellogg Latin America's first quarter reported net sales increased 14% year on year, due to price/mix growth and momentum in snacks and cereal, as well as favorable foreign currency translation. On an organic basis, net sales increased by 11%. Reported operating profit increased by 76% year on year, due to higher net sales, the lapping of a large year-ago decline, and favorable foreign currency translation, which more than offset high input costs and increased brand-building investment. Adjusted and currency-neutral adjusted operating profit increased by 24% and 20%, respectively.

Kellogg Asia Pacific, Middle East and Africa's ("AMEA's") first quarter reported net sales increased by 7% year on year, as price/mix growth and momentum in snacks, noodles and other, and cereal more than offset the impact of significantly adverse foreign currency translation. On an organic basis, net sales increased by 20%. Kellogg AMEA's reported operating profit increased by 12% year on year, as higher net sales more than offset the impacts of high cost inflation, increased brand-building investment, and adverse currency translation. On an adjusted basis, operating profit increased by 12%, and excluding currency translation it increased by 21%.

Kellogg Raises Full-Year Financial Guidance
Reflecting its strong start to the year and favorable plans and momentum, Kellogg Company has updated its full-year 2023 guidance as follows:

•Raises its organic-basis net sales growth guidance to a tightened range of +6% to +7%, from its prior guidance of +5 to +7%. This reflects the strength of its first quarter results, and the guidance continues to assume price/mix growth, and sustained momentum in snacks and emerging markets, partially offset by the assumption of a gradual rise in price elasticities.

•Raises its guidance for adjusted-basis operating profit growth to +8% to +10% on a currency-neutral basis, from its prior guidance of +7% to +9%. This reflects the higher net sales and earlier progress toward profit margin recovery.

•Raises its guidance for an adjusted-basis earnings per share decline to (1)% to (3)% on a currency-neutral basis, from prior guidance of approximately (2)% to (4)%. This improved outlook reflects the higher operating profit outlook, while still incorporating significant year-on-year pressure from the impact on pension income and interest expense of lower financial asset values and higher interest rates.

•Affirms its guidance for net cash provided by operating activities to be approximately $1.7 - $1.8 billion, with capital expenditure of approximately $0.7 billion, resulting in affirming its guidance for cash flow of approximately $1.0 - $1.1 billion. This is below 2022 levels due solely to approximately $0.3 billion of up-front charges and capital expenditure related to the Company's pending separation, without which cash flow would be higher year on year.

Excluded from this guidance are any significant supply chain or other prolonged market disruptions related to the global economy.
Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, and differences in shipping days. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2023:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Business and portfolio realignment (pre-tax)		$20M-$25M	$0.06 - $0.07
Separation costs (pre-tax)		$230M-$240M	$0.67 - $0.70
Income tax impact applicable to adjustments, net**			$0.13 - $0.18
Currency-neutral adjusted guidance *		~8-10%	~(1)-(3)%
Organic guidance *	~ 6-7%
* 2023 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2023 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2023
Net cash provided by (used in) operating activities	$1.7 - $1.8
Additions to properties	~ ($0.7)
Cash Flow	$1.0 - $1.1

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Conference Call / Webcast
    Kellogg will host a conference call to discuss results and outlook on Thursday, May 4, 2023 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kelloggs.com. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2022 were over $15.3 billion, comprised principally of snacks as well as convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg’s™ Better Days Promise ESG strategy, we’re addressing the interconnected issues of wellbeing, climate and food security, creating Better Days for 3 billion people by the end of 2030 (from a 2015 baseline). Visit www.KelloggCompany.com.

Non-GAAP Financial Measures

    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the planned separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the planned separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the

Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the planned separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the anticipated separation of the Company's North American cereal business; the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, financial principles, and plans; and the Company’s sales, earnings, margins, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, ESG performance, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including the ability to effect the separation transaction and to meet the conditions related thereto; the ability of the separated North American cereal business to succeed as a standalone publicly traded company; potential uncertainty during the pendency of the separation transaction that could affect the Company's financial performance; the possibility that the separation transaction will not be completed within the anticipated time period or at all; the possibility that the separation transaction will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the separation transaction; uncertainty of the expected financial performance of the Company or the separated North American cereal business following completion of the separation transaction; negative effects of the announcement or pendency of the separation transaction on the market price of the Company's securities and/or on the financial performance of the Company; uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential restrictions and disruptions related to the COVID-19 outbreak; the impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity; the residual impact of the 12-week labor strike at the Company's U.S. cereal plants and a fire at one of the plants; the ability to implement restructurings as planned, whether the expected amount of costs associated with restructurings will differ from forecasts, whether the Company will be able to realize the anticipated benefits from restructurings in the amounts and times expected; the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected; the impact of competitive conditions, the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the success of our Better Days and sustainability programs; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices, transportation costs, labor costs, disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs, changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations, the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended
(Results are unaudited)	April 1, 2023	April 2, 2022
Net sales	$4,053	$3,672
Cost of goods sold	2,843	2,513
Selling, general and administrative expense	770	642
Operating profit	440	517
Interest expense	80	56
Other income (expense), net	26	74
Income before income taxes	386	535
Income taxes	86	112
Earnings (loss) from unconsolidated entities	2	1
Net income	302	424
Net income (loss) attributable to noncontrolling interests	4	2
Net income attributable to Kellogg Company	$298	$422
Per share amounts:
Basic earnings	$0.87	$1.24
Diluted earnings	$0.86	$1.23
Average shares outstanding:
Basic	342	340
Diluted	345	342
Actual shares outstanding at period end	343	338

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	April 1, 2023	April 2, 2022
Operating activities
Net income	$302	$424
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	116	119
Postretirement benefit plan expense (benefit)	(15)	(73)
Deferred income taxes	(6)	42
Stock compensation	22	16
Other	(10)	28
Postretirement benefit plan contributions	(5)	(7)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(110)	(184)
Inventories	(27)	(160)
Accounts payable	9	207
All other current assets and liabilities	—	(85)
Net cash provided by (used in) operating activities	276	327
Investing activities
Additions to properties	(203)	(138)
Issuance of notes receivable	(5)	—
Purchases of available for sale securities	(5)	(2)
Sales of available for sale securities	5	1
Settlement of net investment hedges	17	37
Collateral paid on derivatives	(15)	(13)
Other	1	3
Net cash provided by (used in) investing activities	(205)	(112)
Financing activities
Net issuances (reductions) of notes payable	3	313
Issuances of long-term debt	401	—
Reductions of long-term debt	(216)	(25)
Net issuances of common stock	19	40
Common stock repurchases	—	(300)
Cash dividends	(202)	(197)
Other	(38)	(2)
Net cash provided by (used in) financing activities	(33)	(171)
Effect of exchange rate changes on cash and cash equivalents	10	(17)
Increase (decrease) in cash and cash equivalents	48	27
Cash and cash equivalents at beginning of period	299	286
Cash and cash equivalents at end of period	$347	$313

Kellogg Defined Cash Flow:
Net cash provided by (used in) operating activities	$276	$327
Additions to properties	(203)	(138)
Cash flow (operating cash flow less property additions) (a)	$73	$189
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	April 1, 2023	December 31, 2022
	(unaudited)
Current assets
Cash and cash equivalents	$347	$299
Accounts receivable, net	1,820	1,736
Inventories	1,801	1,768
Other current assets	356	383
Total current assets	4,324	4,186
Property, net	3,786	3,789
Operating lease right-of-use assets	611	617
Goodwill	5,690	5,686
Other intangibles, net	2,297	2,296
Investments in unconsolidated entities	434	432
Other assets	1,488	1,490
Total assets	$18,630	$18,496
Current liabilities
Current maturities of long-term debt	$567	$780
Notes payable	471	467
Accounts payable	2,900	2,973
Current operating lease liabilities	113	121
Accrued advertising and promotion	813	766
Accrued salaries and wages	214	370
Other current liabilities	923	872
Total current liabilities	6,001	6,349
Long-term debt	5,759	5,317
Operating lease liabilities	477	486
Deferred income taxes	728	760
Pension liability	711	709
Other liabilities	475	500
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,033	1,068
Retained earnings	9,293	9,197
Treasury stock, at cost	(4,666)	(4,721)
Accumulated other comprehensive income (loss)	(1,713)	(1,708)
Total Kellogg Company equity	4,052	3,941
Noncontrolling interests	427	434
Total equity	4,479	4,375
Total liabilities and equity	$18,630	$18,496

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended April 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$55	$2	$(57)	$—	$—	$(58)	$(0.17)
Separation costs (pre-tax)	4	48	(51)	—	—	(51)	(0.15)
Business and portfolio realignment (pre-tax)	—	1	(1)	—	—	(1)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	(27)	27	0.08
Foreign currency impact	(95)	(17)	(11)	2	(1)	(8)	(0.03)
Adjustments to adjusted basis	$(37)	$34	$(120)	$2	$(28)	$(91)	$(0.27)

	Quarter ended April 2, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(47)	$(1)	$48	$21	$—	$68	$0.20
Business and portfolio realignment (pre-tax)	4	3	(7)	—	—	(7)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	16	(16)	(0.05)
Adjustments to adjusted basis	$(43)	$3	$40	$21	$16	$46	$0.13
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended April 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,388	$604	$292	$770	$(1)	$4,053
Foreign currency impact	(10)	(30)	8	(91)	—	(123)
Organic net sales	$2,398	$634	$284	$861	$(1)	$4,176

Quarter ended April 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,109	$589	$256	$718	$(1)	$3,672

% change - 2023 vs. 2022:
Reported growth	13.2%	2.5%	14.2%	7.2%	n/m	10.4%
Foreign currency impact	(0.5)%	(5.1)%	2.9%	(12.6)%	n/m	(3.3)%
Organic growth	13.7%	7.6%	11.3%	19.8%	n/m	13.7%
Volume (tonnage)	(0.6)%	(5.9)%	(7.5)%	0.4%	n/m	(1.9)%
Pricing/mix	14.3%	13.5%	18.8%	19.4%	n/m	15.6%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended
	April 1, 2023	April 2, 2022
Reported gross profit	$1,210	$1,159
Mark-to-market	(55)	47
Separation costs	(4)	—
Business and portfolio realignment	—	(4)
Adjusted gross profit	1,269	1,116
Foreign currency impact	(28)	—
Currency-neutral adjusted gross profit	$1,297	$1,116
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended
	April 1, 2023	April 2, 2022
Reported gross margin	29.9%	31.6%
Mark-to-market	(1.3)%	1.3%
Separation costs	(0.1)%	—%
Business and portfolio realignment	—%	(0.1)%
Adjusted gross margin	31.3%	30.4%
Foreign currency impact	0.3%	—%
Currency-neutral adjusted gross margin	31.0%	30.4%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended April 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$366	$92	$25	$74	$(116)	$440
Mark-to-market	—	—	(2)	—	(55)	(57)
Separation costs	(51)	—	—	—	—	(51)
Business and portfolio realignment	(1)	—	—	—	—	(1)
Adjusted operating profit	$418	$92	$27	$74	$(61)	$549
Foreign currency impact	(1)	(5)	1	(6)	1	(11)
Currency-neutral adjusted operating profit	$419	$97	$26	$80	$(62)	$560

Quarter ended April 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$339	$98	$14	$66	$—	$517
Mark-to-market	—	—	(8)	—	55	48
Business and portfolio realignment	(6)	—	—	—	(1)	(7)
Adjusted operating profit	$345	$98	$22	$66	$(54)	$476

% change - 2023 vs. 2022:
Reported growth	8.0%	(6.0)%	75.7%	11.8%	n/m	(14.9)%
Mark-to-market	—%	—%	51.4%	—%	n/m	(20.9)%
Separation costs	(15.1)%	—%	—%	—%	n/m	(10.9)%
Business and portfolio realignment	2.1%	—%	—%	—%	n/m	1.5%
Adjusted growth	21.0%	(6.0)%	24.3%	11.8%	n/m	15.4%
Foreign currency impact	(0.4)%	(5.2)%	4.3%	(9.5)%	n/m	(2.3)%
Currency-neutral adjusted growth	21.4%	(0.8)%	20.0%	21.3%	(13.7)%	17.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended
	April 1, 2023	April 2, 2022
Reported other income (expense)	$26	$74
Mark-to-market	—	21
Adjusted other income (expense)	$26	$54
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended
	April 1, 2023	April 2, 2022
Reported income taxes	$86	$112
Mark-to-market	(15)	20
Separation costs	(12)	—
Business and portfolio realignment	(1)	(4)
Adjusted income taxes	$113	$97
Reported effective tax rate	22.3%	21.0%
Mark-to-market	(0.4)%	1.2%
Separation costs	(0.1)%	—%
Business and portfolio realignment	(0.1)%	(0.6)%
Adjusted effective tax rate	22.9%	20.4%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended
	April 1, 2023	April 2, 2022
Reported EPS	$0.86	$1.23
Mark-to-market (pre-tax)	(0.17)	0.20
Separation costs (pre-tax)	(0.15)	—
Business and portfolio realignment (pre-tax)	—	(0.02)
Income tax impact applicable to adjustments, net*	0.08	(0.05)
Adjusted EPS	$1.10	$1.10
Foreign currency impact	(0.03)	—
Currency-neutral adjusted EPS	$1.13	$1.10
Currency-neutral adjusted EPS growth	2.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Currency-Neutral Net Sales Growth

Net sales % change - first quarter 2023 vs. 2022:
	Reported Net Sales	Foreign Currency	Organic Net Sales
North America
Snacks	15.1%	(0.3)%	15.4%
Cereal	15.7%	(0.8)%	16.5%
Frozen	0.1%	(0.5)%	0.6%
Europe
Snacks	9.2%	(5.2)%	14.4%
Cereal	(4.4)%	(5.0)%	0.6%
Latin America
Snacks	11.1%	(0.6)%	11.7%
Cereal	15.9%	5.1%	10.8%
AMEA
Snacks	15.0%	(11.1)%	26.1%
Cereal	1.2%	(9.5)%	10.7%
Noodles and other	7.5%	(15.6)%	23.1%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	April 1, 2023	April 2, 2022
Notes payable	$471	$450
Current maturities of long-term debt	567	891
Long-term debt	5,759	5,953
Total debt liabilities	6,797	7,294
Less:
Cash and cash equivalents	(347)	(313)
Net debt	$6,450	$6,981

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market loss of $58 million for the quarter ended April 1, 2023. Additionally, we recorded a pre-tax mark-to-market gain of $68 million for the quarter ended April 2, 2022. Included within the aforementioned was a pre-tax mark-to-market gain for pension plans of $21 million for the quarter ended April 2, 2022.

Separation costs
The Company continues to work towards its planned separation of its North America cereal business. As a result, we incurred pre-tax charges related to this planned separation, primarily related to legal and consulting costs, of $51 million for the quarter ended April 1, 2023.

Business and portfolio realignment
Costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and prospective divestitures and acquisitions. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $1 million for the quarter ended April 1, 2023. We recorded pre-tax charges of $7 million for the quarter ended April 2, 2022.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.